UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2016

WP Glimcher Inc.
(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: WP Glimcher Inc (the “Registrant”) filed a Current Report on Form 8-K (the “Original 8-K) with the Securities and Exchange Commission on February 25, 2016. The Registrant’s disclosed 2016 guidance assumptions on page 11 of Exhibit 99.2 of the Original 8-K which had the incorrect range of general and administrative expenses for year ended December 31, 2016 (“General and Administrative Guidance Assumptions”) and incomplete description of the line item expense (“Expense Description”). The full text of the Original 8-K is re-filed in its entirety with this Form 8-K/A to provide the correct General and Administrative Guidance Assumptions and revised Expense Description. Except as described above, no other changes have been made to the Original 8-K.

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2016, WP Glimcher Inc. (the “Company” or “Registrant”) issued a press release regarding its results of operations for the three and twelve months ended December 31, 2015. A copy of the press release is furnished with this report as Exhibit 99.1. A copy of the Company's supplemental information for the three and twelve months ended December 31, 2015 which is referenced in the press release and available on the Company's website, is furnished with this report as Exhibit 99.2. The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits
99.1 News Release of WP Glimcher Inc, dated February 25, 2016.
99.2 Supplemental Information for the three and twelve months ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

Date: February 26, 2016	By:	/s/ Mark E. Yale

Mark E. Yale Executive Vice President, Chief Financial Officer (Principal Financial Officer)